FORM 8-A

                  Securities and Exchange Commission
                     Washington, D.C. 20549

           For registration of certain classes of securities
                 pursuant to section 12(b) or (g) of the
                  Securities Exchange Act of 1934


                       UNITED MORTGAGE TRUST
        (Exact name of registrant as specified in its charter)

     Maryland                                                     756496585
(State of incorporation                                    (I.R.S. Employer
        or organization)                                 Identification No.)


     5740 Prospect Avenue, Suite 1000 Dallas, Texas              75206
     (Address of principal executive offices)                  (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ x]

Securities Act registration statement file number to which this form relates:

                                 333-10109

Securities to be registered' pursuant to Section 12(b) of the Act:

                                   None

 Securities to be registered' pursuant to Section 12(g) of the Act:

          Shares of Beneficial interest, par value $0.01 per share

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Item 1. Description of Registrant's Securities to be Registered.
The description of the shares of beneficial interest of the registrant set forth under the caption "Summary of Declaration of Trust - Description of the Shares" in Registrant's registration Statement on Form S-11 (File No. 333-10109) as originally filed with the Securities and exchange commission on August 14, 1996 and subsequently amended (the "Registration Statement")
is hereby incorporated by reference in response to this item.
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Item 2. Exhibits.
A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to exhibits immediately preceding such exhibits which is incorporated herein by reference.
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                                        Signature
Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        UNITED MORTGAGE TRUST

                                        By_________________________
                                         Christine A. "Cricket" Griffin
                                         President

Date:


                              INDEX TO EXHIBITS

3.1 Form of Second Amended and Restated Declaration of Trust filed with the State of Maryland (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-10109, filed on November 17, 1999)
3.2 Bylaws of the Company (previously filed in and incorporated by reference to the Registrant's Registration Statement on Form S-11, Commission File
No. 333-10109, filed on August 13, 1996)
4.1  Specimen share certificate



EXHIBIT 4.1

(FRONT OF SHARE CERTIFICATE)

SHARES OF BENEFICIAL INTEREST

SC NUMBER                         LOGO               SHARES /_____/

                                                   CUSIP 911030 10 4

This Certifies That                      SEE REVERSE FOR CERTAIN DEFINITIONS

               _______________________________________

               ________________________________________

               ________________________________________

Is the record holder of

            FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST OF

-------------------------UNITED MORTGAGE TRUST,------------------------------
                a Maryland real estate investment trust.

transferable on the books of the Trust in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated

/Douglas R. Evans/                                       /Christine Griffin/
-----------------                                        -------------------
   Secretary                                                 President


                     (REVERSE SIDE OF SHARE CERTIFICATE)

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -   as tenants in common
TEN ENT   -   as tenants by the entireties
JT TEN    -   as joint tenants with right
              of suvivorship and not as
              tenants in common
UNI GIFT MINOR ACT - _________Custodian_________
                      (Cust)            (Minor)
under Uniform Gifts to Minors Act___________________
                                       (State)
UNIF TRF MIN ACT -  _______Custodian (until age________)
                    (Cust)
_______________under Uniform Transfers to Minors Act__________________.
    (Minor)                                             (State)

Addition abbreviations may also be used though not in the above list.

     For Value Received,______________hereby sell, assign and transfer unto

PLEASE INSTERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE____________________

__________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)
__________________________________________________________________________

_____________________________________________________________________shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint_______________________Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated__________________

Signature Guaranteed:

                             ________________________________________________
                             THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACT OF THE
                     NOTICE: CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                             ALTERATION OR ENLARGEMENT OR ANY CHANGE
                             WHATEVER.


  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE
   DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER
     APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE
                REGISTRATION REQUIREMENTS OF SUCH LAWS.



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